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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



                                 March 2, 2001
              ---------------------------------------------------
               Date of report (Date of earliest event  reported)




                                  BUCA, INC.
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)





        Minnesota                      0-25721                   41-1802364
--------------------------   --------------------------    ---------------------
 (State of Incorporation)     (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)



                           1300 Nicollet Mall, Suite 5003
                               Minneapolis, Minnesota                  55403
                    ------------------------------------------------------------
                           (Address of Principal Executive           (Zip Code)
                                       Offices)





                       Telephone Number:  (612) 288-2382
            ------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events.

       On March 2, 2001, BUCA, INC. (the "Company") completed the sale in a private placement of 1,795,600 shares of newly issued Common Stock to institutional investors. The purchase price was $18.50 per share and resulted in net proceeds of approximately $31.4 million. The shares of Common Stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement. The Company is obligated under the Stock Purchase Agreement related to the sale of the shares to file a registration statement within 10 business days after the closing of the transaction for purposes of registering the resale of the shares issued in the private placement.

     The Company intends to use the net proceeds from this private placement to finance the development of new BUCA di BEPPO restaurants, and for general corporate purposes.

     The Company develops and operates family-style, immigrant Southern Italian restaurants located in Arizona, California, Colorado, District of Columbia, Florida, Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Nebraska, Nevada, New York, Ohio, Pennsylvania, Texas, Washington,
and Wisconsin under the name of BUCA di BEPPO.   Each BUCA di BEPPO restaurant
offers high quality, immigrant Southern Italian cuisine served family-style in large portions in a fun and energetic atmosphere that parodies the decor and ambiance of post-War Italian/American restaurants. Its food is based on authentic family recipes enjoyed for generations in the villages of Southern Italy and then adapted to American ingredients.

     On February 6, 2001, the Company's Board of Directors approved a $150,000 unsecured loan to Joseph P. Micatrotto, a Director of the Company and the Company's Chairman, President and Chief Executive Officer, at an interest rate of 8% per annum. The loan has not yet been made and no amounts are yet outstanding.

Item 7.  Financial Statements and Exhibits.

       (c)  Exhibits
            --------

            4 Form of Stock Purchase Agreement related to the private placement of Common Stock.

            99     News Release dated February 26, 2001.


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                                  SIGNATURES


       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 2, 2001



                                      BUCA, INC.
                                      (Registrant)


                                      By   /s/ Greg A. Gadel
                                          -------------------------------------
                                          Greg A. Gadel
                                          Executive Vice President, Chief
                                          Financial Officer, Secretary and
                                          Treasurer

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